EXHIBIT 5

[LETTERHEAD OF PAUL HASTINGS]

(714) 668-6200

June 28, 2002

DDi Corp.
1220 Simon Circle
Anaheim, California 92806

Re:    DDi Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to DDi Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) being filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about the date hereof, with respect to the offering from time to time by certain security holders of the Company, as detailed in the Registration Statement, of $100,000,000 in aggregate principal amount of the Company’s 6.25% Convertible Subordinated Notes (the “Notes”) and 9,057,971 shares of the Company’s common stock, par value $0.01 per share, which are issuable upon conversion of the Notes (the “Shares”). The Notes were issued under an Indenture (the “Indenture”), dated as of April 2, 2002, between the Company and State Street Bank and Trust Company, as Trustee, which has been incorporated by reference as an exhibit to the Registration Statement.

In connection with this opinion, we have examined the Certificate of Incorporation of the Company, as amended and on file with the Delaware Secretary of State; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Indenture; and the Registration Statement and the exhibits thereto.

In our examination of the foregoing, we have assumed, without independent investigation, (a) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

DDi Corp.
June 28, 2002

Based on and subject to the foregoing, as of the date hereof, we are of the opinion that:

1.	When issued and sold as described in the Registration Statement, the Notes will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

2.	The Shares, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

The foregoing opinion is subject to the following qualifications:

(a)
The enforceability of the Notes may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

(b)
The enforceability of the Notes is or will be subject to the application of, and may be limited by, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order the Company to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof. We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/    PAUL, HASTINGS, JANOFSKY & WALKER LLP